As filed with the Securities and Exchange Commission on August 23, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0827593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4200 Marathon Blvd., Suite 200 Austin, Texas	78756
(Address of Principal Executive Offices)	(Zip Code)

Fourth Amended and Restated Plus Therapeutics, Inc. 2020 Stock Incentive Plan

(Full title of the Plans)

Marc H. Hedrick, M.D.

President and Chief Executive Officer

Plus Therapeutics, Inc.

4200 Marathon Blvd., Suite 200

Austin, Texas 78756

(737) 255-7194

(Name, address and telephone number of agent for service)

With copies to:

Andrew L. Strong

William I. Intner

Hogan Lovells US LLP

609 Main Street, Suite 4200

Houston, TX 77002

(713) 632-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Plus Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of 1,266,667 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Registrant pursuant to the Fourth Amended and Restated Plus Therapeutics, Inc. 2020 Stock Incentive Plan (as defined below). The shares are being registered in addition to the Common Stock previously registered for issuance on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2020 (Registration No. 333-239548) (the “2020 Registration Statement”).

The shares that are being registered on this Registration Statement consist of: (i) 66,667 shares of Common Stock pursuant to that certain amendment and restatement of the Plus Therapeutics, Inc. 2020 Stock Incentive Plan (the “2020 Stock Incentive Plan”) that was adopted by the Registrant’s Board of Directors (the “Board”) on March 22, 2021, and approved by the Registrant’s stockholders at the Registrant’s 2021 Annual Meeting of Stockholders on May 17, 2021; (ii) 133,333 shares of Common Stock pursuant to that certain second amendment and restatement of the 2020 Stock Incentive Plan, as amended and restated, that was adopted by the Board on March 28, 2022, and approved by the Registrant’s stockholders at the Registrant’s 2022 Annual Meeting of Stockholders on May 16, 2022; (iii) 66,667 shares of Common Stock pursuant to that certain third amendment and restatement of the 2020 Stock Incentive Plan, as amended and restated, that was adopted by the Board on February 24, 2023, and approved by the Registrant’s stockholders at the Registrant’s 2023 Annual Meeting of Stockholders on April 20, 2023; (iv) 1,000,000 shares of Common Stock pursuant to that certain fourth amendment and restatement of the 2020 Stock Incentive Plan, as amended and restated (the “Fourth Amended and Restated Plus Therapeutics, Inc. 2020 Stock Incentive Plan”), that was adopted by the Board on July 8, 2024, and approved by the Registrant’s stockholders’ at the Registrant’s 2024 Annual Meeting of Stockholders on August 15, 2024.

As permitted by General Instruction E to Form S-8, this Registration Statement, incorporates by reference the contents of the 2020 Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers any additional shares of the Registrant’s Common Stock that become issuable under the Fourth Amended and Restated 2020 Stock Incentive by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.Exhibits.

				Incorporated by Reference
Exhibit Number	Description	Filed Herewith	Form	File Number	Exhibit	Filing Date

4.1	Composite Certificate of Incorporation.		10-K	001-34375	3.1	03/11/2016

4.2	Certificate of Amendment to Amended and Restated Certificate.		8-K	001-34375	3.1	05/10/2016

4.3	Certificate of Amendment to Amended and Restated Certificate.		8-K	001-34375	3.1	05/23/2018

4.4	Certificate of Amendment to Amended and Restated Certificate.		8-K	001-34375	3.1	07/29/2019

4.5	Certificate of Amendment to Amended and Restated Certificate.		8-K	001-34375	3.1	08/06/2019

4.6	Certificate of Amendment to Amended and Restated Certificate.		8-K	001-34375	3.1	04/28/2023

4.7	Amended and Restated Bylaws of Plus Therapeutics, Inc.		8-K	001-34375	3.1	09/21/2021

4.8	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.		8-K	001-34375	3.1	11/28/2017

4.9	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock.		8-K	001-34375	3.1	07/25/2018

4.10	Certificate of Designation of Series F Preferred Stock.		8-K	001-34375	3.1	03/03/2023

4.11	Form of Series U Warrant.		S-1/A	333-229485	4.37	09/16/2019

4.12	Form of Warrant Amendment Agreement.		8-K	001-34375	4.1	04/23/2020

4.13	Form of Underwriters’ Warrant Amendment Agreement.		8-K	001-34375	4.1	10/05/2020

4.14	Form of Pre-Funded Warrant.		8-K	001-34375	4.1	05/09/2024

4.15	Form of Series A Warrant (May 2024, as amended and restated August 2024).		10-Q	001-34375	4.5	08/14/2023

4.16	Form of Series B Warrant (May 2024, as amended and restated August 2024).		10-Q	001-34375	4.6	08/14/2023

4.17	Form of Amendment and Restatement of the Plus Therapeutics, Inc. Series A Common Stock Purchase Warrant.		10-Q	001-34375	4.7	08/14/2023

4.18	Form of Amendment and Restatement of the Plus Therapeutics, Inc. Series B Common Stock Purchase Warrant.		10-Q	001-34375	4.8	08/14/2023

5.1	Opinion of Hogan Lovells US LLP.	X

23.1	Opinion of Hogan Lovells US LLP (included in Exhibit 5.1).	X

23.2	Consent of Independent Registered Public Accounting Firm.	X

24.1	Power of Attorney (included on the signature page to this Registration Statement).	X

99.1	Fourth Amended and Restated Plus Therapeutics, Inc. 2020 Stock Incentive Plan.	X

107	Filing Fee Table.	X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on August 23, 2024.

PLUS THERAPEUTICS, INC.

By:	/s/ MARC H. HEDRICK, M.D.
	Name:	Marc H. Hedrick, M.D
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Marc H. Hedrick, M.D and Andrew Sims, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations, or requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth below on August 23, 2024.

Signature	Title	Date
/S/ MARC H. HEDRICK, M.D. MARC H. HEDRICK, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 23, 2024

/S/ ANDREW SIMS ANDREW SIMS	Chief Financial Officer (Principal Financial and Accounting Officer)	August 23, 2024

/S/ RICHARD J. HAWKINS RICHARD J. HAWKINS	Chair of the Board of Directors	August 23, 2024

/S/ HOWARD CLOWES HOWARD CLOWES	Director	August 23, 2024

/S/ AN VAN ES-JOHANSSON, M.D. AN VAN ES-JOHANSSON, M.D.	Director	August 23, 2024

/S/ ROBERT LENK, PH.D ROBERT LENK, PH.D	Director	August 23, 2024

/S/ GREG PETERSEN GREG PETERSEN	Director	August 23, 2024